UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

50 Cocoanut Row, Suite 216
Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on August 24, 2010, to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b).
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Combined financial statements for the following hotels:
Courtyard by Marriott® in Altoona, Pennsylvania
Moody National CY Altoona PA, LLC
SpringHill Suites by Marriott® in Washington, Pennsylvania
Moody National SHS Washington PA, LLC
Residence Inn by Marriott® in White Plains, New York
Moody National White Plains S, LLC and Moody National White Plains MT, LLC
Report of Independent Certified Public Accountants
Combined Balance Sheets as of June 30, 2010 (Unaudited) and December 31, 2009 and 2008
Combined Statements of Operations for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008
Combined Statements of Members’ Capital for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008.
Combined Statements of Cash Flows for the six-month period ended June 30, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008
Notes to Combined Financial Statements
(b)	Pro Forma Financial Information.
Chatham Lodging Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009

(d)	Exhibits.

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: October 27, 2010	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Unaudited Condensed Combined — Financial Statements
June 30, 2010

Moody National Three Property Portfolio
Condensed Combined Balance Sheets
(Dollars in thousands)

	June 30, 2010	December 31,
	(unaudited)	2009
Assets
Investment in hotel properties, net	$52,614	$53,489
Cash and cash equivalents	747	593
Restricted cash	3,440	3,114
Hotel receivables and other assets	847	785
Due from affiliate	104	0

Total assets	$57,752	$57,981

Liabilities and Members’ Capital
Mortgage loan	$39,971	$52,826
Note payable	525	525
Due to affiliate	104	105
Accrued rent	62	50
Accounts payable and accrued expenses	647	481

Total liabilities	41,309	53,987
Commitments and contingencies
Members’ capital	16,443	3,994

Total liabilities and members’ capital	$57,752	$57,981

The accompanying notes are an integral part of the condensed combined financial statements

Moody National Three Property Portfolio
Condensed Combined Statements of Operations (Unaudited)
(Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Revenue:
Hotel operating:
Rooms	$5,317	$5,378
Other operating	232	239

Total revenue	5,549	5,617

Expenses:
Operating expenses:
Rooms	1,183	1,184
Other	162	147
General and administrative	1,017	958
Sales and marketing	211	207
Franchise fees	399	403
Management fees	268	286
Condominium fees	264	284
Depreciation	875	806
Ground rent	60	50
Property taxes	439	424

Total operating expenses	4,878	4,749

Operating income	671	868

Gain on insurance proceeds	236	—
Interest income	2	4
Interest expense	1,256	1,299

Net loss	$(347)	$(427)

The accompanying notes are an integral part of the condensed combined financial statements

Moody National Three Property Portfolio
Condensed Combined Statement of Members’ Capital (Unaudited)
For the Six Months Ended June 30, 2010
(Dollars in thousands)

Members’ Capital
Balance at December 31, 2009	$3,994
Contributions	139
Contribution related to assumption of debt by members	12,690
Distributions	(33)
Net loss	(347)

Balance at June 30, 2010	$16,443

The accompanying notes are an integral part of the condensed combined financial statements

Moody National Three Property Portfolio
Condensed Combined Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net loss	$(347)	$(427)
Adjustments to reconcile net loss to net cash provided by operating activities:
Straight line rent adjustment	12	12
Loan cost amortization	178	178
Depreciation and amortization	875	806
Changes in assets and liabilities:
Hotel receivables and other assets	(240)	(92)
Due to/from affiliate	(105)	(142)
Accounts payable and accrued expenses	166	(3)

Net cash provided by operating activities	539	332

Cash flows from investing activities:
Restricted cash	(326)	(154)

Net cash used in investing activities	(326)	(154)

Cash flows from financing activities:
Advances (payments) on mortgage loan	(165)	(141)
Capital contributions	139	—
Capital distributions	(33)	(721)

Net cash used in financing activities	(59)	(862)

Net change in cash and cash equivalents	154	(684)
Cash and cash equivalents, beginning of period	593	1,409

Cash and cash equivalents, end of period	$747	$725

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,255	$1,266
Noncash assumption of debt by member (Note 4)	$12,690	$—
The accompanying notes are an integral part of the condensed combined financial statements

Moody National Three Property Portfolio
Notes to Condensed Combined Financial Statements (Unaudited)
(1) General
The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2009, and the related statements of operations, changes in members’ capital, and cash flows for the year ended December 31, 2009. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.
(2) Investment in Hotel Properties, net
Investment in hotel properties, net as of June 30, 2010 and December 31, 2009 consists of the following (in thousands):

	2010	2009
Land	$6,718	$6,718
Building and improvements	50,553	50,553
Furniture, fixtures, and equipment	401	401

Subtotal	57,672	57,672
Less: Accumulated depreciation	(5,058)	(4,183)

Investment in hotel properties, net	$52,614	$53,489

(3) Gain on Insurance Proceeds
During the six months ended June 30, 2010, the White Plains Hotel suffered water damage. Included in repairs and maintenance is approximately $164 for repair costs to the White Plains Hotel caused by the water damage. In settlement of an insurance claim, the Company received insurance proceeds of $400. Accordingly, a gain of $236 was recognized and this gain is included in “Gain on insurance proceeds” in the accompanying Condensed Combined Statements of Operations.
(4) Assumption of Debt by Member
During the six months ended June 30, 2010, the members of the Company assumed $12,690 of the Company’s debt. This is reflected as a contribution on the accompanying Condensed Combined Statements of Members’ Capital.

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Combined Financial Statements
For the Years Ended December 31, 2009 and 2008

Report of Independent Certified Public Accountants
To the Members of
Moody National Three Property Portfolio
In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of members’ capital and of cash flows present fairly, in all material respects, the financial position of Moody National Three Property Portfolio at December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
October 26, 2010

Moody National Three Property Portfolio
Combined Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Assets
Investment in hotel properties, net	$53,489	$55,427
Cash and cash equivalents	593	1,409
Restricted cash	3,114	2,603
Hotel receivables and other assets	785	1,152

Total assets	$57,981	$60,591

Liabilities and Members’ Capital
Mortgage loan	$52,826	$53,110
Note payable	525	0
Due to affiliate	105	1,220
Accrued rent	50	25
Accounts payable and accrued expenses	481	577

Total liabilities	53,987	54,932
Commitments and contingencies (Note 9)
Members’ capital	3,994	5,659

Total liabilities and members’ capital	$57,981	$60,591

The accompanying notes are an integral part of the combined financial statements

Moody National Three Property Portfolio
Combined Statements of Operations
(Dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Revenue:
Hotel operating:
Rooms	$11,108	$12,718
Other operating	482	510

Total revenue	11,590	13,228

Expenses:
Operating expenses:
Rooms	2,437	2,860
Other	311	329
General and administrative	1,946	2,093
Sales and marketing	434	427
Franchise fees	841	962
Management fees	579	627
Condominium fees	524	637
Depreciation	1,642	1,610
Ground rent	103	105
Property taxes	849	813

Total operating expenses	9,666	10,463

Operating income	1,924	2,765

Interest income	7	18
Interest expense	2,571	3,594

Net loss	$(640)	$(811)

The accompanying notes are an integral part of the combined financial statements

Moody National Three Property Portfolio
Statements of Members’ Capital
(Dollars in thousands)
For the Years Ended December 31, 2009 and 2008

Members’ Capital
Balance at January 1, 2008	$5,970
Contributions	500
Distributions	—
Net loss	(811)

Balance at December 31, 2008	$5,659
Contributions	—
Distributions	(1,025)
Net loss	(640)

Balance at December 31, 2009	$3,994

The accompanying notes are an integral part of the combined financial statements

Moody National Three Property Portfolio
Statements of Cash Flows
(Dollars in thousands)

	Year Ended	Year Ended
	December 31,	December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(640)	$(811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Straight line rent adjustment	25	25
Loan cost amortization	356	356
Depreciation and amortization	1,642	1,610
Changes in assets and liabilities:
Hotel receivables and other assets	11	50
Due to/from affiliate	(817)	879
Accounts payable and accrued expenses	(98)	(237)

Net cash provided by operating activities	479	1,872

Cash flows from investing activities:
Capital expenditures	—	(3,075)
Restricted cash	(511)	1,612

Net cash used in investing activities	(511)	(1,463)

Cash flows from financing activities:
Proceeds from note	525	—
Payments on mortgage loan	(284)	(265)
Capital contributions	—	500
Capital distributions	(1,025)	—

Net cash (used in) provided by financing activities	(784)	235

Net change in cash and cash equivalents	(816)	644
Cash and cash equivalents, beginning of year	1,409	765

Cash and cash equivalents, end of year	$593	$1,409

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,592	$3,687
The accompanying notes are an integral part of the combined financial statements

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
(1) Organization
The Moody National Three Property Portfolio includes the following hotels:
The Courtyard by Marriott® Altoona in Altoona, Pennsylvania
The SpringHill Suites by Marriott® Washington in Washington, Pennsylvania
The Residence Inn by Marriott® White Plains in White Plains, New York
The three hotel properties (collectively “the Company” or “the Hotels”) are owned by three single member Delaware limited liability companies directly or indirectly owned and subject to management control by Brett C. Moody (“Moody”). The Residence Inn in White Plains, New York is leased on a long term basis to another single member Delaware limited liability company that is also owned by Moody (“the Lessee”).
The Company operates in the hospitality and lodging industry and is subject to risks common to companies in that industry.
The Hotels are operated under franchise agreements with Marriott International and are subject to hotel management agreements with Concord Hospitality Enterprises (“Concord”) (Note 6) and asset management agreements with Moody National Management LP (“the Moody Operator”) (Note 8).
(2) Summary of Significant Accounting Policies
Basis of Presentation
The combined financial statements have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United State of America. All intercompany balances and transactions including those between the Hotels and Lessee have been eliminated in combination. These financials are being presented on a combined basis as the Hotels and the Lessee are under common management and control.
Use of Estimates
The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in Hotel Properties
Investment in hotel properties consists primarily of land, buildings, improvements and related fixtures and equipment. Investment in hotel properties is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 5 to 15 years for improvements, 5 and 7 years for furniture, fixtures and equipment and 5 years for computer

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. When property and/or equipment are sold or retired, their cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.
Impairment of Long-Lived Assets
The Company periodically evaluates the recoverability of its property and equipment when events or circumstances indicate that the asset may be impaired. This evaluation consists of a comparison of the carrying value of the asset with the asset’s expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows represent management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. If expected future undiscounted cash flows are less than the carrying value of the asset then impairment is indicated. Such impairment is measured as the difference between the carrying value of the asset and its fair market value. During 2009 and 2008, there were no events or changes in circumstances indicating that the carrying value of the property and equipment may not be recoverable.
Cash and Cash Equivalents
All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. The Hotels maintain their cash accounts at various major financial institutions within the United States of America. At times, deposits may be in excess of federally insured limits. The Hotels have not experienced any losses on cash deposits with the financial institutions.
Restricted Cash
The Hotel mortgage loan agreements requires the Company to fund 4% of gross revenues on a monthly basis for furnishings, fixtures, equipment and general repair maintenance reserve of the Hotels in an account to be held by the lender (“Replacement Reserves”).
In addition, insurance and real estate tax reserves are required to be deposited into an escrow account to be held by the lenders (see Note 4).
Deferred Financing Costs
The Company’s deferred financing costs relate to fees and costs incurred to obtain long-term financing to purchase the Hotels. These costs are amortized using the straight-line method, which approximates the effective interest method, over the life of the applicable borrowing and are included as a component of interest expense. Capitalized deferred financing costs are recorded in Hotel receivables and other assets and totaled $1,296 as of December 31, 2009 and 2008. Accumulated amortization was $850 and $494 as of December 31, 2009 and 2008, respectively, and approximately $90 and $356 will be amortized in the years ending December 31, 2011 and 2010, respectively.

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
Revenue Recognition
Room revenues are recognized the night of occupancy. Cash received prior to guest arrival is recorded as an advanced deposit from customers and recognized as revenue at the time of occupancy.
Other revenues are also recognized for food, beverage, telephone charges and various ancillary services performed at the time the service is provided.
Fair value of Non-Financial Assets and Liabilities
Effective January 1, 2009, the Company adopted a new accounting pronouncement which affects how fair value is determined for non-financial assets that are measured at fair value on a non-recurring basis such as intangibles and long-lived assets, including the incorporation of market participant assumption in determining the fair value. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.
Income Taxes
The Company has elected to be a limited liability company for federal tax purposes. As such, no federal or state income taxes are payable by the Company and none have been provided for in the accompanying financial statements. In accordance with partnership taxation, each of the partners is responsible for reporting its share of taxable income or loss. The Company analyzed its material tax positions and determined that it has not taken any uncertain tax positions.
(3) Investment in Hotel Properties, net
Investment in hotel properties, net, December 31, 2009 and 2008 consists of the following:

	2009	2008
Land	$6,718	$6,718
Building and improvements	50,553	$50,849
Furniture, fixtures, and equipment	401	$401

Subtotal	57,672	57,968
Less: Accumulated depreciation	(4,183)	$(2,541)

Investment in hotel properties, net	$53,489	$55,427

During 2009 the Company transferred building improvements valued at $296 to an affiliate in exchange for a receivable equaling the carrying value.

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
(4) Mortgage Loan
The Washington First Loan is collateralized by the Washington Hotel and is guaranteed by Moody. The Washington First Loan matures on April 1, 2015, and does not allow for any prepayment prior to one month from the maturity date. From and after one month prior to the Maturity Date, the loan may be prepaid in whole without penalty or premium. The Washington First Loan bears interest at a fixed rate of 5.84% and requires monthly interest and principal payments on a 10-year amortization schedule. The Washington First Loan requires the Company to maintain a certain debt service coverage ratio. The Company is in compliance with its covenants as of December 31, 2009 and 2008.
The Washington First Loan requires the Company to make a monthly deposit to a tax and insurance escrow fund (“Tax and Insurance Escrow”) held by Berkadia Commercial Mortgage (the Lender) for real estate taxes and insurance related to the Washington Hotel. At December 31, 2009 and 2008, the Tax and Insurance Escrow had a balance of $42 and $72, respectively. These funds are included in restricted cash reserves in the accompanying financial statements.
The Washington First Loan requires the Company to make a monthly deposit to a replacement escrow fund for the replacement or refurbishment of furniture, fixtures, and equipment of the Washington Hotel. The monthly deposit is equal to 1/12 of 4% of the annual gross revenues of the hotel. The escrow is held by the Lender. At December 31, 2009 and 2008, the Replacement Escrow had a balance of $586 and $479, respectively. These funds are included in the restricted cash reserves in the accompanying financial statements.
The Altoona First Loan is collateralized by the Altoona Hotel and is guaranteed by Moody. The Altoona First Loan matures on April 1, 2016, and does not allow for any prepayment prior to three months from the maturity date. From and after three months prior to the Maturity Date, the loan may be prepaid in whole without penalty or premium. The Altoona First Loan bears interest at a fixed rate of 5.96% and requires monthly interest and principal payments on a 10-year amortization schedule. The Altoona First Loan requires the Company to maintain a certain debt service coverage ratio. The Company is in compliance with its covenants as of December 31, 2009 and 2008.
The Altoona First Loan requires the Company to make a monthly deposit to a tax and insurance escrow fund (“Tax and Insurance Escrow”) held by Berkadia Commercial Mortgage (the Lender) for real estate taxes and insurance related to the Hotel. At December 31, 2009 and 2008, the Tax and Insurance Escrow had a balance of $61 and $42, respectively. These funds are included in restricted cash reserves in the accompanying financial statements.
The Altoona First Loan requires the Company to make a monthly deposit to a replacement escrow fund for the replacement or refurbishment of furniture, fixtures, and equipment of the Altoona Hotel. The monthly deposit is equal to 1/12 of 4% of the annual gross revenues of the hotel. The escrow is held by the Lender. At December 31, 2009 and 2008, the Replacement Escrow had a balance of $361 and $256, respectively. These funds are included in restricted cash reserves in the accompanying financial statements.
The White Plains Mortgage Loans are as follows:

	Outstanding at
	December 31,
	2009 and 2008	Interest Rate
Mortgage loan	$12,500,000	LIBOR + 1.714%
Mezzanine mortgage loan A	7,500,000	LIBOR + 2.505%
Mezzanine mortgage loan B	5,000,000	LIBOR + 3.805%
Mezzanine mortgage loan C	2,500,000	LIBOR + 3.805%
The White Plains Mortgage Loans are collateralized by the White Plains Hotel and are guaranteed by Moody. The White Plains Mortgage Loans mature on March 9, 2011, and allow for prepayment prior to the maturity date for an exit fee of .5% of the principal balance. The White Plains Mortgage Loan requires the Company to maintain a certain debt service coverage ratio. The Company is in compliance with its covenants as of December 31, 2009 and 2008.

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
The White Plains Mortgage Loan requires the Company to make a monthly deposit to a tax and insurance escrow fund (“Tax and Insurance Escrow”) held by Citigroup Global Markets Realty Corp (the White Plains Lender) for real estate taxes and insurance related to the White Plains Hotel. At December 31, 2009 and 2008, the Tax and Insurance Escrow had a balance of $439 and $458, respectively. These funds are included in the restricted cash reserves in the accompanying financial statements.
The White Plains Mortgage Loan requires the Company to make a monthly deposit to a replacement escrow fund for the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. The monthly deposit is equal to 1/12 of 4% of the annual gross revenues of the hotel. The escrow is held by the Lender. At December 31, 2009 and 2008, the Replacement Escrow had a balance of $1,625 and $1,296, respectively. These funds are included in restricted cash reserves in the accompanying financial statements.
Excluding the two loans assumed by member of the Company (see note 10), future scheduled debt principal payments at December 31, 2009 are as follows:

2010	$312
2011	27,832
2012	352
2013	373
2014	395
2015	4,940
2016	5,930

Total	$40,134

In connection with the acquisition of the Washington Hotel and the Altoona Hotel affiliates of Moody entered into a financing agreement collateralized by the hotels with assigned values of $5,579 and $7,113 respectively. The financing agreement required interest only payments on the assigned values at one month LIBOR plus 4.7%, (6.09% and 4.93% as of December 31, 2009 and 2008, respectively). See (Note 10) for additional information regarding this financing arrangement.
(5) Note Payable
On December 2, 2009, the Company entered into a $525 note payable for the White Plains Hotel (the “White Plains Note Payable”) with Amegy Bank N.A., which matures on December 1, 2010. The White Plains Note Payable is collateralized by the Moody’s interest in the Hotel. The White Plains Note Payable may be repaid in full without any prepayment fee. The White Plains Note Payable bears interest at a rate

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
of 5.3% annually and requires monthly interest payments over the term of the note. All unpaid interest and principal is due upon maturity.
Future estimated schedule debt principal payments at December 31, 2009 are as follows:

2010	$525
2011	—

Total	$525

(6) Management Agreement
The hotel management agreement for the Altoona and Washington Hotels expires on February 28, 2017 and renews automatically for successive one-year terms unless terminated by Moody or Concord. The agreement requires a base management fee equal to 4% of Gross Operating Revenues (as defined). The Hotel management agreement for the White Plains Hotel expired in February 2008 and currently renews automatically for successive one-year terms unless terminated by Moody or Concord. The agreement requires a base management fee equal to 3% of Gross Operating Revenues (as defined). The agreements also require an accounting fee of $16 annually.
(7) Franchise Agreement
The White Plains Hotel is subject to a franchise agreement with Marriott International, Inc to operate under the Residence Inn brand. The agreement expires on July 18, 2016 and allows for one ten year renewal period. Under the agreement, royalty fees are equal to 5% of hotel gross room revenues (as defined), and marketing fees are equal to 2.5% of hotel gross room revenues (as defined). The franchise fee expense for the years ended December 31, 2009 and December 31, 2008 was $439 and $514, respectively.
The Washington Hotel is subject to a fourteen year franchise agreement with Marriott International, Inc to operate under the SpringHill Suites brand. The agreement expires on February 21, 2020 and is not renewable. Under the agreement, royalty fees are equal to 5% of hotel gross room revenues (as defined), and marketing fees are equal to 2.5% of hotel gross room revenues (as defined). The franchise fee expense for the years ended December 31, 2009 and December 31, 2008 was $205 and $222, respectively.
The Altoona Hotel is subject to a fourteen year franchise agreement with Marriott International, Inc to operate under the Courtyard brand. The agreement expires on August 31, 2021 and allows for one ten year renewal period. Under the agreement, royalty fees are equal to 5.5% of hotel gross room revenues (as defined), and marketing fees are equal to 2% of hotel gross room revenues (as defined). The franchise fee expense for the years ended December 31, 2009 and December 31, 2008 was $197 and $226, respectively.

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
(8) Related Parties
The Moody Operator is an affiliate of the Company and provides asset management services for the Hotels. The terms of the asset management agreement requires payments equal to .5%, 1% and 2% of Gross Operating Revenues (as defined) for the Altoona, Washington and White Plains Hotels, respectively. For the years ended December 31, 2009 and 2008, the affiliate received asset management fees of approximately $309 and $345.
(9) Commitments and Contingencies
The nature of the operations of the Hotel exposes the Company to the risk of claims and litigation in the normal course of business. Although the outcome of these matters cannot be determined, management does not expect the ultimate resolution of these matters to have a material adverse effect on the financial position, operations, or liquidity of the Company.
The Altoona Hotel is committed to a ground lease with the Blair County Convention and Sports Facility Authority. The term of the agreement expires on April 30, 2029 with 12 additional terms of five years each. The lease rate is based on the quarterly average room occupancy of the hotel as follows:

Avg Occupancy	Lease Amount
> 85%	Base Rent
85% but less than 90%	$4/room/day
90% but less than 100%	$5/room/day
100%	$6/room/day
Base rent is equal to $5,500 per month, which shall be increased on an annual basis by two and one-half percent (2.5%).
The following is a schedule of the minimum future obligation payments required under the ground lease (in thousands):

2010	82
2011	84
2012	87
2013	89
2014	91
Thereafter	1,992

Total	2,425

The White Plains Hotel is part of a condominium known as La Reserva Condominium (the “Condominium”). The Condominium is comprised of 143 residential units and four commercial units. The four commercial units are owned by the Company and are part of the White Plains Hotel. The White Plains

MOODY NATIONAL THREE PROPERTY PORTFOLIO
Notes to Financial Statements
December 31, 2009 and 2008
(Dollars in thousands)
Hotel is comprised of 129 of the residential units owned by the Company and four residential units leased by the Company from unaffiliated third party owners. The remaining 10 residential units are owned and occupied by unaffiliated third party owners.
The Company leases 4 residential units in the White Plains hotel from individual owners (the “Condo Owner”). The lease agreements are for 6 years with a one-time 5 year renewal option. The White Plains Hotel shall have the right to sublease the Unit to any third party (a “Hotel Guest”) for such rent and on such terms as the White Plains Hotel may determine. Each Condo Owner may reserve the Unit for seven (7) days in any calendar quarter or two (2) weeks in any calendar year. The White Plains Hotel will have no obligation to pay Rent during such period. Each Condo Owner is also obligated to reimburse the White Plains Hotel for renovations that were completed in 2008 monthly. Minimum annual rents payable to the Condo Owner are approximately $70 per year and amounts receivable from the Condo Owner for its renovation reimbursements are approximately $11 per year, subject to a balloon repayment at the end of the lease term of any remaining reimbursements.
The White Plains Hotel is responsible for paying assessments to the Condominium Association on a monthly basis for all residential units owned and leased. The White Plains Hotel provides certain services to the Condominium Association for housekeeping, maintenance and certain other services and receives compensation from the Condominium Association for said services. The net of assessment paid and reimbursements received is reflected in condominium fees on the Combined Statements of Operations.
(10) Subsequent Events
On May 18, 2010, Moody entered into a purchase and sale agreement with Chatham Lodging Trust for the sale of the Hotels and the Lessee for a purchase price of $43.2 million which includes the assumption of loan debt of $12.4 million.
On August 24, 2010, the sale of the Altoona and Washington Hotels was completed for the purchase price plus customary pro-rated amounts and closing costs. During the six months ended June 30, 2010, the members of the Company assumed $12,690 of the Company’s debt.
On September 23, 2010, the sale of the White Plains Hotel was completed for the purchase price plus customary pro-rated amounts and closing costs.
The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through October 26, 2010, the date the financial statements were available to be issued.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF
CHATHAM LODGING TRUST
          Chatham Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. The Company completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. The Company raised approximately $158.9 million, net of underwriting discounts and commissions and other offering costs paid or payable to third parties as of June 30, 2010.
          On April 23, 2010, the Company acquired six Homewood Suites by Hilton® hotels (the “Initial Hotels”) for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs from wholly owned subsidiaries of RLJ Development, LLC (“RLJ”). The Initial Hotels which contain an aggregate of 813 rooms are as follows:
•	Homewood Suites by Hilton® Boston – Billerica/Bedford/Burlington; Billerica, Mass.; 147 rooms.

•	Homewood Suites by Hilton® Hartford – Farmington; Farmington, Conn.; 121 rooms.

•	Homewood Suites by Hilton® Minneapolis – Mall of America; Bloomington, Minn., 144 rooms.

•	Homewood Suites by Hilton® Dallas – Market Center; Dallas, Texas; 137 rooms.

•	Homewood Suites by Hilton® Orlando – Maitland; Maitland, Fla.; 143 rooms.

•	Homewood Suites by Hilton® Nashville – Brentwood; Brentwood, Tenn.; 121 rooms.
          On July 2, 2010, the Company acquired the 120-room Hampton Inn & Suites®Houston-Medical Center in Houston, Texas (the “Houston Hotel”) for a cash purchase price of $16.2 million, plus customary pro-rated amounts and closing costs, from Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively “Moody”). The Houston Hotel will be managed by Island Hospitality Management (“IHM”), a hotel management company 90 percent-owned by Jeffrey H. Fisher, the Company’s chief executive officer, pursuant to a management agreement between one of the Company’s taxable REIT subsidiaries (“TRS”) and IHM. The Company funded the purchase price for the Houston Hotel from the proceeds of its IPO.
          On August 3, 2010, the Company acquired the 124-room Residence Inn by Marriott® Holtsville in Holtsville, New York (the “Holtsville Hotel”) for a cash purchase price of $21.3 million, plus customary pro-rated amounts and closing costs, from Holtsville Hotel Group, LLC (collectively “Holtsville Group”). The Holtsville Hotel will be managed by IHM pursuant to a management agreement between a TRS and IHM. The Company funded the purchase price for the Holtsville Hotel from the proceeds of its IPO.
          On August 24, 2010, the Company acquired the 105-room Courtyard by Marriott® Altoona in Altoona, Pennsylvania (the “Altoona Hotel”) for a cash purchase price of $11.0 million, plus customary pro-rated amounts and closing costs, from Moody National CY Altoona PA, LLC (collectively “Moody Altoona”) and the 86-room SpringHill Suites by Marriott® Washington in Washington, Pennsylvania (the “Washington Hotel”) for a cash purchase price of $11.7 million, plus customary pro-rated amounts and closing costs, from Moody National SHS Washington PA, LLC (collectively “Moody Washington”). The Hotels will be managed by Concord Hospitality Enterprises (“Concord”) pursuant to a management agreement between the TRS and Concord. The Company funded the purchase price for the Hotels from the proceeds of its IPO.
          On September 23, 2010, the Company acquired the 133-room Residence Inn by Marriott® White Plains in White Plains, New York (the “White Plains Hotel”) for a cash purchase price of $20.9 million, plus customary pro-rated amounts and closing costs, from Moody National White Plains S, LLC and Moody National White Plains MT, LLC (collectively “Moody White Plains”). The Hotel will be managed by IHM pursuant to a management agreement between the TRS and IHM. The Company funded the purchase price for the White Plains Hotel from the proceeds of its IPO.
          The acquisitions of the Altoona, Washington and White Plains Hotels are hereafter referred to as the “Moody Acquisition”.

          The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is based on the unaudited consolidated balance sheet of the Company as of June 30, 2010 and is presented as if the acquisition of the Houston, Holtsville and Moody Acquisition Hotels occurred on June 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the completion of the IPO and the acquisitions of the Initial Hotels, the Houston, Holtsville and Moody Acquisition Hotels had occurred on January 1, 2009.
          The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisitions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of the Company and the Initial Hotels included in the Company’s Form S-11 and the Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and six months ended June 30, 2010.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands, except share data)

	Chatham					Pro Forma
	Lodging	Houston	Holtsville	Moody	Pro Forma	Chatham
	Trust (1)	Acquisition (2)	Acquisition (3)	Acquisition (4)	Adjustments (5)	Lodging Trust
Assets:
Investment in hotel properties, net	$73,132	$16,233	$21,300	$43,242	$—	$153,907
Cash and cash equivalents	98,700	(15,610)	(20,262)	(32,377)	(1,355)	29,096
Restricted cash	2,500	(500)	(1,065)	1,142	—	2,077
Hotel receivables (net of allowance for doubtful accounts of approximately $4)	699	24	—	106	—	829
Deferred costs, net	567	—	—	191	—	758
Prepaid expenses and other assets	157	—	83	311	—	551

Total assets	$175,755	$147	$56	$12,615	$(1,355)	$187,218

Liabilities and Equity:
Mortgage payable	$—	$—	$—	$12,435	$—	$12,435
Accounts payable and accrued expenses	2,086	140	45	150	—	2,421
Accrued underwriter fees	5,175	—	—	—	—	5,175
Advance deposits	59	7	11	30	—	107

Total liabilities	7,320	147	56	12,615	—	20,138

Commitments and contingencies

Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2010	—	—	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,201,550 shares issued and outstanding at June 30, 2010	92	—	—	—	—	92
Additional paid-in capital	170,240	—	—	—	—	170,240
Unearned compensation	(1,404)	—	—	—	—	(1,404)
Retained earnings (deficit)	(642)	—	—	—	(1,355)	(1,997)

Total shareholders’ equity	168,286	—	—	—	(1,355)	166,931

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	149	—	—	—	—	149

Total equity	168,435	—	—	—	(1,355)	167,080

Total liabilities and equity	$175,755	$147	$56	$12,615	$(1,355)	$187,218

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
     The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 is based on the unaudited historical consolidated balance sheet of the Company as of June 30, 2010, adjusted to reflect the purchase of the Houston, Holtsville and the purchase of the Moody Acquisition.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on June 30, 2010:
•	Completion of the purchase of the Houston Hotel

•	Completion of the purchase of the Holtsville Hotel

•	Completion of the Moody Acquisition.

•	Payment of costs and expenses of approximately $1,355 after June 30, 2010 related to the Houston, Holtsville and Moody Acquisitions.
Notes and Management Assumptions:
1) Represents the Company’s unaudited historical consolidated balance sheet as of June 30, 2010. Included in deferred costs are franchise fees of $59 for the Houston Hotel, $62 for the Holtsville Hotel, $60 for the Altoona Hotel, $50 for the Washington Hotel that were paid prior to June 30, 2010 and will be amortized over 10 years for the Houston Hotel, 15 years for the Holtsville Hotel and 20-years for the Altoona and Washington Hotels term of the new franchise agreement. Included in retained earnings (deficit) at June 30, 2010 are expenses of $29 related to the purchase of the Houston Hotel, $61 for the Holtsville Hotel and $83 for the Moody Acquisition Hotels that were expensed prior to June 30, 2010.
2) Pursuant to the purchase and sale agreement for the Houston Hotel, there was a proration of operating results on the date of closing between the Company and Moody and this proration is reflected in pro forma adjustment 2b below. Other than the liabilities described in note 2c, which are based upon the amounts in the audited combined statement of financial position of the Houston Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody.
a. Investment in hotels of $16,233 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Houston Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Houston Hotel is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Hampton Inn & Suites® Houston-Medical Center	$16,233	$3,200	$12,708	$325
b. Accounts receivable of $24 related to the Company’s 50% share of the July 1, 2010 hotel revenue.
c. Accounts payable and accrued expenses of $140, comprised of accrued real estate and personal property taxes of $116, sales taxes of $5, accounts payable of $19 and advance deposits of $7.
3) Pursuant to the purchase and sale agreement for the Holtsville Hotel, there was a proration of operating results on the date of closing between the Company and Holtsville Group and this proration is reflected in pro forma adjustment 3b below. Other than the liabilities described in note 3c, which are based upon the amounts in the audited combined statement of financial position of the Holtsville Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Holtsville Group.
a. Investment in hotels of $21,300 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Holtsville Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Holtsville Hotel is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Residence Inn by Marriott® Holtsville	$21,300	$2,200	$18,765	$335
b. Prepaid expenses and other assets of $83 related to prepaid expenses of $7 and real estate taxes of $76.
c. Accounts payable and accrued expenses of $45, comprised of accrued sales taxes of $8 and accounts payable of $37 and advance deposits of $11.
4) Pursuant to the purchase and sale agreement for the Moody Hotels, there was a proration of operating results on the date of closing between the Company and Moody Altoona and this proration is reflected in pro forma adjustment 4c below. Other than the liabilities described in note 4e, which are based upon the amounts in the audited combined statement of financial position of the Altoona Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody Altoona.
a. Investment in hotels of $43,242 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Altoona Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Moody Acquisition is as follows:

	Purchase
	Price			Furniture &
Property	Allocation	Land	Building	Equipment
Courtyard by Marriott® Altoona	$11,013	$1,100	$9,630	$283
SpringHill Suites by Marriott® Washington	$11,754	$1,000	$10,692	$62
Residence Inn by Marriott® White Plains	$20,475	$2,200	$17,677	$598
b. Restricted cash of $1,142 comprised of escrow accounts with the mortgage lender of $2,642 and ($1,500) of earnest money deposits.
c. Accounts receivable of $106 related to the Company’s 50% share of the closing night hotel revenue. Prepaid expenses and other assets of $311 comprised of prepaid expenses of $7 and real estate taxes of $304.
d. Deferred expenses of $191 comprised of $125 for loan costs that will be amortized over the term of the mortgages and franchise fees of $66 for the White Plains Hotel that will be amortized over the 20 year term of the franchise agreement. The Altoona hotel’s loan matures April 1, 2016 and the Washington hotel’s loan matures April 1, 2015.
e. Mortgage Loan of $12,435, accounts payable and accrued expenses of $150, comprised of accrued sales taxes of $26, accounts payable of $26, accrued payroll of $52, accrued interest of $46 and advance deposits of $30.
5) Represents the costs incurred by the Company after June 30, 2010 to complete the purchase of the Houston, Holtsville and Moody Acquisition Hotels:
a. Closing costs of $688.
b. Costs associated with due diligence of $79.
c. Accounting fees of $373 for services related to the audit and reviews.
d. Legal fees of $215.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except share and per share data)

	Chatham							Pro Forma
	Lodging	Initial	Houston	Holtsville	Moody	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Acquisition (5)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$4,544	$6,634	$1,931	$2,197	$5,317	$—		$20,623
Other operating	114	170	46	55	232	—		617

Total revenue	4,658	6,804	1,977	2,252	5,549	—		21,240

Expenses:
Operating expenses:
Rooms	1,070	1,352	368	479	1,183	—		4,452
Other	79	577	24	35	162	—		877
General and administrative	917	1,279	495	491	1,017	—		4,199
Sales and marketing fees	147	632	20	74	211	—		1,084
Franchise fees	343	266	207	165	399	22	(6)	1,402
Management fees	109	139	130	67	268	(143)	(7)	570
Condominium fees	—	—	—	—	264	—		264
Depreciation and amortization	402	—	218	193	875	1,425	(8)	3,113
Ground rent	—	—	—	—	60	—		60
Property taxes	247	525	144	124	439	—		1,479
Corporate general and administrative	972	—	—	—	—	1,021	(9)	1,993
Acquisition transaction costs	1,005	—	—	—	—	(1,005)	(10)	—

Total expenses	5,291	4,770	1,606	1,628	4,878	1,320		19,493
Operating income (loss)	(633)	2,034	371	624	671	(1,320)		1,747
Gain on insurance proceeds	—	—	—	—	236	(236)	(11)	—
Interest expense	—	(1,084)	(402)	(361)	(1,254)	2,264	(12)	(837)
Interest income	38	—	—	—	—	—		38

Income (loss) from continuing operations before income tax expense	(595)	950	(31)	263	(347)	708		948
Income taxes	(47)	—	—	—	—	(43)	(13)	(90)

Income(loss) from continuing operations	$(642)	$950	$(31)	$263	$(347)	$665		$858

Earnings per share data:
Basic and diluted — continuting operations	$(0.18)							$0.11

Basic and diluted — weighted average shares	3,580,028						(14)	7,947,215
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception through April 21, 2010.

2)	Represents the combined unaudited historical results of operations of the Initial Hotels from January 1, 2010 to the acquisition date of April 23, 2010.

3)	Represents the unaudited historical results of operations of the Houston Hotel for the six months ended June 30, 2010.

4)	Represents the unaudited historical results of operations of the Holtsville Hotel for the six months ended June 30, 2010.

5)	Represents the unaudited historical results of operations of the Moody Acquisition for the six months ended June 30, 2010. The historical audited financial statements of the Altoona, Washington and White Plains Hotels are included herein.

6)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $687 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel, 10 years from the closing of the Houston Hotel and 20 years from the closing of the Moody Acquisition Hotels.

7)	Reflects the adjustment to management fees for contractual differences on the Houston, Altoona, Washington and White Plains Hotels. The previous management company was paid a 4% management fee at the Houston Hotel and there was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee for the Houston Hotel. The Altoona, Washington and White Plains Hotels had and asset management fee of .5%, 1% and 2%, respectively that will not be paid going forward. Also reflects the adjustment for the contractual difference in the cost of accounting fees.

8)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial, Houston, Holtsville, and Moody Acquisition Hotels and their accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

9)	The Company was formed on October 26, 2009 and completed its IPO on April 21, 2010 and thus there was no corresponding corporate general and administrative expense until April 21, 2010. Reflects the adjustment to include corporate general and administrative expenses for the period from January 1, 2010 to June 30, 2010, including:
a.	Salaries and benefits of $337, of which $298 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $67 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $236 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $100 and restricted share compensation of $170 to the Trustees.

e.	Directors and officers insurance of $86.

f.	General office expenses including rent of $25
10)	Reflects the adjustment for one-time hotel acquisition costs which are not recurring and thus excluded from the pro forma results of operations.

11)	Reflects the adjustment for one-time gain on an insurance claim at the White Plains Hotel which is not recurring and excluded from the pro forma results of operations.

12)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial, Houston, Holtsville and Moody Acquisition Hotels except for loans on the Altoona and Washington hotels, which were assumed by the Company, two of the three hotels comprising the Moody Acquisition Hotels. Except for the two assumed loans, RLJ, Moody, the Holtsville Group and Moody Acquisition are required under the terms of the purchase and sale agreements to cause the defeasance of the loans to occur on or before the closing of the purchase of the hotels. Except for the two assumed loans, the purchase price for the Initial, Houston, Holtsville and Moody Acquisition Hotels was fully funded from equity proceeds of the IPO.

The Company assumed the $6,979 loan on the Altoona hotel. The loan matures on April 1, 2016 and bears interest at a rate of 5.96%. The Company also assumed the $5,455 loan on the Washington hotel. The loan matures on April 1, 2015 and bears interest at a rate of 5.84%.

13)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

14)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$(642)	$858

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	—	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(1,254,335)
Denominator for basic earnings per share	3,580,028	7,947,215
Denominator for diluted earnings per share	3,580,028	7,947,215

Income (loss) per share data:
Basic — continuing operations	$(0.18)	$0.11
Diluted — continuing operations	$(0.18)	$0.11

1)	Consideration was given to the impact of the unvested awards. The impact was determined to be immaterial.

2)	The denominator in computing pro forma earnings per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Moody Acquisition Hotels	30,808
Costs to complete the purchase of the Hotels	2,121
Costs for the IPO	13,646

Total use of proceeds from the IPO	$157,622

Total use of proceeds as a percentage of the IPO	86.37%
Offering proceeds not used	13.63%
Accordingly, in calculating the denominator for earnings per share, we only include 86.37% of the shares sold in the IPO.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In thousands, except share and per share data)

	Chatham							Pro Forma
	Lodging	Initial	Houston	Holtsville	Moody	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Acquisition (5)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$—	$21,193	$3,557	$4,398	$11,108	$—		$40,256
Other operating	—	545	77	111	482	—		1,215

Total revenue	—	21,738	3,634	4,509	11,590	—		41,471

Expenses:
Operating expenses:
Rooms	—	4,239	724	901	2,437	—		8,301
Other	—	1,687	47	69	311	—		2,114
General and administrative	—	4,581	838	1,006	1,946	(74)	(6)	8,297
Sales and marketing fees	—	2,021	134	155	434	—		2,744
Franchise fees	—	848	285	330	841	45	(7)	2,349
Management fees	—	458	216	135	579	(252)	(8)	1,136
Condominium fees	—	—	—	—	524	—		524
Depreciation and amortization	—	2,619	435	506	1,642	1,025	(9)	6,227
Ground rent	—	—	—	—	103			103
Property taxes	—	1,255	391	239	849	—		2,734
Corporate general and administrative	—	—	—	—	—	3,387	(10)	3,387

Total expenses	—	17,708	3,070	3,341	9,666	4,131		37,916
Operating income (loss)	—	4,030	564	1,168	1,924	(4,131)		3,555
Write down of development costs	—	—	—	95	—	(95)	(11)	—
Interest expense, net	—	(3,573)	(854)	(739)	(2,564)	5,988	(12)	(1,742)

Income (loss) from continuing operations before income tax expense	—	457	(290)	334	(640)	1,762		1,813
Income taxes	—	—	—	—	—	(243)	(13)	(243)

Income(loss) from continuing operations	$—	$457	$(290)	$334	$(640)	$1,519		$1,570

Earnings per share data:
Basic and diluted — continuting operations	$—							$0.20

Basic and diluted — weighted average shares	1,000						(14)	7,947,215

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception to December 31, 2009.

2)	Represents the combined audited historical results of operations of the Initial Hotels for the year ended December 31, 2009.

3)	Represents the audited historical results of operations of the Houston Hotel for the year ended December 31, 2009.

4)	Represents the audited historical results of operations of the Holtsville Hotel for the year ended December 31, 2009.

5)	Represents the audited historical results of operations of the Moody Acquisition for the year ended December 31, 2009. The historical audited financial statements of the Altoona, Washington and White Plains Hotels are included herein.

6)	Reflects the adjustment to general and administrative expense for corporate allocated costs from the Initial Hotels that were included in the historical results of operations of $74.

7)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $687 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel, 10 years from the closing of the Houston Hotel and 20 years from the closing of the Moody Acquisition Hotels.

8)	Reflects the adjustment to management fees for contractual differences on the Houston, Altoona, Washington and White Plains Hotels. The previous management company was paid a 4% management fee at the Houston Hotel and there was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee for the Houston Hotel. The Altoona, Washington and White Plains Hotels had and asset management fee of .5%, 1% and 2%, respectively that will not be paid going forward. Also reflects the adjustment for the contractual difference in the cost of accounting fees.

9)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial, Houston, Holtsville and the Moody Acquisition Hotels and their accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

10)	The Company was formed on October 26, 2009 and thus there was no corresponding corporate general and administrative expense for the year ended December 31, 2009. Reflects the adjustment to include corporate general and administrative expenses that the Company expects to pay, including:
a.	Salaries and benefits of $1,119, of which $989 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

b.	Amortization of restricted shares of $223 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

c.	Amortization of LTIP unit awards of $783 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are

$3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

d.	Cash compensation of $333 and restricted share compensation of $563 to the Trustees.

e.	Directors and officers insurance of $287.

f.	General office expenses including rent of $79.
11)	Reflects the write off of $95 of development costs that were expensed in the Holtsville Hotel.

12)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial, Houston, Holtsville and Moody Acquisition Hotels except for loans on the Altoona and Washington hotels, which were assumed by the Company, two of the three hotels comprising the Moody Acquisition Hotels. Except for the two assumed loans, RLJ, Moody, the Holtsville Group and Moody Acquisition are required under the terms of the purchase and sale agreements to cause the defeasance of the loans to occur on or before the closing of the purchase of the hotels. Except for the two assumed loans, the purchase price for the Initial, Houston, Holtsville and Moody Acquisition Hotels was fully funded from equity proceeds of the IPO.

The Company assumed the $6,979 loan on the Altoona hotel. The loan matures on April 1, 2016 and bears interest at a rate of 5.96%. The Company also assumed the $5,455 loan on the Washington hotel. The loan matures on April 1, 2015 and bears interest at a rate of 5.84%.

13)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

14)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$—	$1,570

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	1,000	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(1,254,335)
Denominator for basic earnings per share	1,000	7,947,215
Denomiator for diluted earnings per share	1,000	7,947,215

Income (loss) per share data:
Basic — continuing operations	$—	$0.20
Diluted — continuing operations	$—	$0.20

1)	Consideration was given to the impact of the unvested awards. It was determined that the effect would be anti-dilutive in the calculation of diluted earnings per share.

2)	The denominator in computing pro forma per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Moody Acquistion Hotels	30,808
Costs to complete the purchase of the Hotels	2,121
Costs for the IPO	13,646

Total use of proceeds from the IPO	$157,622

Total use of proceeds as a percentage of the IPO	86.37%
Offering proceeds not used	13.63%
Accordingly, in calculating the denominator for earnings per share, we only include 86.37% of the shares sold in the IPO.